NEWS RELEASE
Contact
Carolyn Guss
AMD Communications
corporate.pressinquiry@amd.com

Liz Stine
AMD Investor Relations
investor.relations@amd.com

AMD Reports Third Quarter 2026 Financial Results
AMD delivers record quarter as Data Center segment revenue grows 97% year-over-year, driven by record sales of AMD Instinct GPUs and AMD EPYC CPUs

SANTA CLARA, Calif. ― November 3, 2026 ― AMD (NASDAQ:AMD) today announced financial results for the third quarter of 2026. Third quarter revenue was $13.4 billion, gross margin was 54%, operating income was $2.8 billion, net income was $2.4 billion and diluted earnings per share was $1.46. On a non-GAAP(*) basis, gross margin was 56%, operating income was $3.9 billion, net income was $3.5 billion and diluted earnings per share was $2.09.

“We delivered a record quarter with revenue exceeding the high end of our guidance as Data Center segment sales nearly doubled year-over-year,” said Dr. Lisa Su, AMD chair and CEO. “Demand for our Instinct and EPYC products continued to strengthen, and we expect growth to accelerate further in the fourth quarter as we scale Helios and ‘Venice’ production. With our leadership product portfolio and deep customer and supply chain relationships, we are confident in our ability to sustain very strong revenue growth and expanding profitability over the coming years.”

“Third quarter revenue grew 45% year-over-year to a record $13.4 billion, while non-GAAP earnings per share grew 74%, demonstrating the significant operating leverage in our business model as our Data Center business drives scale,” said Jean Hu, AMD executive vice president, chief financial officer and treasurer. “Our fourth-quarter outlook reflects accelerating revenue and earnings growth, driven by strong demand across our Data Center portfolio.”

GAAP Quarterly Financial Results

	Q3'26	Q3'25	Y/Y	Q2'26	Q/Q
Revenue ($M)	$13,377	$9,246	Up 45%	$11,536	Up 16%
Gross profit ($M)	$7,210	$4,780	Up 51%	$6,203	Up 16%
Gross margin	54%	52%	Up 2 ppts	54%	Flat
Operating expenses ($M)	$4,378	$3,510	Up 25%	$4,213	Up 4%
Operating income ($M)	$2,832	$1,270	Up 123%	$1,990	Up 42%
Operating margin	21%	14%	Up 7 ppts	17%	Up 4 ppts
Net income ($M)	$2,428	$1,243	Up 95%	$2,297	Up 6%
Diluted earnings per share	$1.46	$0.75	Up 95%	$1.38	Up 6%

Non-GAAP(*) Quarterly Financial Results

	Q3'26	Q3'25	Y/Y	Q2'26	Q/Q
Revenue ($M)	$13,377	$9,246	Up 45%	$11,536	Up 16%
Gross profit ($M)	$7,483	$4,992	Up 50%	$6,488	Up 15%
Gross margin	56%	54%	Up 2 ppts	56%	Flat
Operating expenses ($M)	$3,560	$2,754	Up 29%	$3,394	Up 5%
Operating income ($M)	$3,923	$2,238	Up 75%	$3,094	Up 27%
Operating margin	29%	24%	Up 5 ppts	27%	Up 2 ppts
Net income ($M)	$3,471	$1,965	Up 77%	$2,760	Up 26%
Diluted earnings per share	$2.09	$1.20	Up 74%	$1.66	Up 26%

Segment Summary
•Data Center segment revenue was a record $8.5 billion, up 97% year-over-year, driven by strong demand for AMD EPYC™ processors and the launch of AMD Instinct™ MI450 Series GPUs.
•Client and Gaming segment revenue was $3.7 billion, down 8% year-over-year. Client business revenue was $2.9 billion, up 7% year-over-year, driven by sales of AMD Ryzen™ mobile processors. Gaming business revenue was $773 million, down 40% year-over-year, due to lower semi-custom and graphics revenue.
•Embedded segment revenue was $1.1 billion, up 29% year-over-year, led by growth in aerospace and defense, automotive, communications and industrial end markets.

Recent Highlights
•AMD solutions and software are powering superintelligence infrastructure at scale:
◦Anthropic, Meta, Microsoft, OpenAI and Oracle Cloud Infrastructure are running models and workloads on the first AMD Helios™ rackscale solutions, powered by AMD Instinct MI450 Series GPUs and 6th Gen AMD EPYC CPUs.
◦HPE announced that Vultr will deploy the first AMD Helios by HPE systems.
◦Oracle Cloud Infrastructure announced its OCI Compute E7 cloud compute instances will be powered by 6th Gen AMD EPYC CPUs, supporting enterprise applications and the CPU services surrounding models.

◦AMD introduced the AMD Helion reference architecture, an open, flexible blueprint for building rack-scale agentic systems that lets customers configure the mix of CPUs and GPUs based on their workloads.
◦AMD ROCm™ 10 was released, bringing AI-native developer experiences to AMD platforms with ROCm.AI, along with performance improvements and updated libraries, compilers, frameworks, tools and model support.
◦The EuroHPC JU selected AMD Instinct MI430X GPUs and 6th Gen AMD EPYC processors to power the LUMI-AI supercomputer.
◦Google Cloud and Microsoft announced general availability of storage-optimized cloud instances powered by 5th Gen AMD EPYC CPUs.
•AMD is expanding its capabilities across the full superintelligence stack through strategic acquisitions:
◦AMD announced an agreement to acquire World Labs, bringing leading model research expertise to AMD to help shape superintelligence infrastructure and strengthen the open ecosystem.
◦AMD announced an agreement to acquire Taalas, adding specialized inference silicon technology to further differentiate AMD system-level solutions and deliver breakthrough inference performance and efficiency.
•AMD advanced its adaptive and embedded portfolio and expanded its role in physical AI systems:
◦AMD began sampling the AMD Versal™ AI Core XQRVC1902 space-grade adaptive SoC designed to support missions lasting up to 15 years.
◦Kodiak AI announced that its next generation autonomous truck platform is powered by AMD EPYC processors.
◦AMD introduced AMD Ross™, an agentic tool for embedded system design that helps customers accelerate time to market and improve performance for AMD embedded solutions.
•AMD expanded its PC offerings for local agentic superintelligence and gaming:
◦The AMD Ryzen™ AI Halo platform powered by Ryzen™ AI Max PRO 400 Series processors is now available, bringing the performance, memory and software ecosystem developers and creators need to build and run models locally.
◦HP, Lenovo, Framework and GMKtec expanded availability of systems powered by AMD Ryzen™ AI Max PRO 400 Series processors.
◦AMD debuted the Threadripper Halo Station, powered by the AMD Threadripper 9955WX CPU and AMD Instinct MI350p GPU, able to run trillion-parameter models locally.
Current Outlook
AMD’s outlook statements are based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

For the fourth quarter of 2026, AMD expects revenue to be approximately $17 billion, plus or minus 3%. The mid-point of the revenue range represents year-over-year growth of approximately 66% and a sequential increase of approximately 27%. Non-GAAP gross margin is expected to be approximately 55%.

AMD Teleconference
AMD will hold a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its third quarter 2026 financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at www.amd.com.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data and percentages) (Unaudited)
	Three Months Ended
	September 26, 2026	June 27, 2026	September 27, 2025
GAAP gross profit	$7,210	$6,203	$4,780
GAAP gross margin	54%	54%	52%
Stock-based compensation	9	8	7
Amortization of acquisition-related intangibles	257	260	260
Recovery of inventory loss at contract manufacturer (1)	—	—	(67)
Loss contingency on legal matters	7	17	12
Non-GAAP gross profit	$7,483	$6,488	$4,992
Non-GAAP gross margin	56%	56%	54%

GAAP operating expenses	$4,378	$4,213	$3,510
GAAP operating expenses/revenue %	33%	37%	38%
Stock-based compensation	514	495	412
Amortization of acquisition-related intangibles	277	284	302
Acquisition-related and other costs (2)	27	40	42
Non-GAAP operating expenses	$3,560	$3,394	$2,754
Non-GAAP operating expenses/revenue %	27%	29%	30%

GAAP operating income	$2,832	$1,990	$1,270
GAAP operating margin	21%	17%	14%
Stock-based compensation	523	503	419
Amortization of acquisition-related intangibles	534	544	562
Recovery of inventory loss at contract manufacturer (1)	—	—	(67)
Acquisition-related and other costs (2)	27	40	42
Loss contingency on legal matters	7	17	12
Non-GAAP operating income	$3,923	$3,094	$2,238
Non-GAAP operating margin	29%	27%	24%

	Three Months Ended
	September 26, 2026		June 27, 2026		September 27, 2025
GAAP net income / earnings per share	$2,428	$1.46	$2,297	$1.38	$1,243	$0.75
Stock-based compensation	523	0.31	503	0.30	419	0.26
Amortization of acquisition-related intangibles	534	0.32	544	0.33	562	0.34
Recovery of inventory loss at contract manufacturer (1)	—	—	—	—	(67)	(0.04)
Acquisition-related and other costs (2)	27	0.02	41	0.02	43	0.03
Loss contingency on legal matters	7	—	17	0.01	12	0.01
(Gains) loss on long-term investments, net	(67)	(0.04)	(483)	(0.29)	(26)	(0.02)
Change in fair value of warrant liability (3)	1,097	0.66	—	—	—	—
Equity income in investee	(5)	—	(6)	—	(10)	—
Income tax provision	(1,073)	(0.64)	(161)	(0.10)	(140)	(0.09)
Loss (income) from discontinued operations, net of tax (4)	—	—	8	0.01	(71)	(0.04)
Non-GAAP net income / earnings per share	$3,471	$2.09	$2,760	$1.66	$1,965	$1.20

(1)	Recovery of inventory loss at contract manufacturer was related to the recovery of losses incurred as a result of an incident at a third-party contract manufacturing facility that occurred in Q1'24.
(2)	Acquisition-related and other costs primarily included transaction costs, purchase price fair value adjustments for inventory, certain compensation charges, and workforce rebalancing charges.
(3)	Change in fair value of warrant liability relating to the quarterly remeasurement of warrants issued to certain customers is driven by changes in AMD’s stock price and other valuation assumptions.
(4)	Loss (income) from discontinued operations pertained to ZT Systems' manufacturing business which was divested in Q4'25 and included the impact from measurement period adjustments in Q1'26.

About AMD
AMD (NASDAQ: AMD) drives innovation in high-performance and AI computing to solve the world’s most important challenges. Today, AMD technology powers billions of experiences across cloud and AI infrastructure, embedded systems, AI PCs and gaming. With a broad portfolio of AI-optimized CPUs, GPUs, networking and software, AMD delivers full-stack AI solutions that provide the performance and scalability needed for a new era of intelligent computing. Learn more at www.amd.com.

Cautionary Statement

This press release contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD) such as, expectations for revenue and earnings growth to accelerate in the fourth quarter of 2026; AMD’s ability to sustain very strong revenue growth and earnings profitability over the coming years; AMD’s business model and expectations regarding operating leverage and scale in its Data Center business; AMD’s anticipated demand across its Data Center portfolio and scaling production of Helios and “Venice”; the expected plans, benefits and timing of AMD’s strategic collaborations, including with Anthropic, Meta, Microsoft, OpenAI, Oracle Cloud Infrastructure, HPE and Kodiak AI; the expected timing, completion and benefits of AMD’s proposed acquisitions of World Labs and Taalas; the features, functionality, performance, availability, timing and expected benefits of future AMD products; and AMD’s expected fourth quarter 2026 financial outlook, including revenue and non-GAAP gross margin, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this press release are based on current beliefs, assumptions and expectations, speak only as of the date of this press release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and are generally beyond AMD’s control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: impact of government actions and regulations such as export regulations, national-security-based regulations, import tariffs, trade protection measures, and licensing requirements; competitive markets in which AMD’s products are sold; the cyclical nature of the semiconductor industry; market conditions of the industries in which AMD products are sold; AMD's ability to introduce products on a timely basis with expected features and performance levels; loss of a significant customer; economic and market uncertainty; quarterly and seasonal sales patterns; AMD's ability to adequately protect its technology or other intellectual property; unfavorable currency exchange rate fluctuations; ability of third party manufacturers to manufacture AMD's products on a timely basis in sufficient quantities and using competitive technologies; availability of essential equipment, materials, components (such as memory supply), substrates or manufacturing processes; ability to achieve expected manufacturing yields for AMD’s products; AMD's ability to generate revenue from its semi-custom SoC products; potential security vulnerabilities; potential security incidents including IT outages, data loss, data breaches and cyberattacks; uncertainties involving the ordering and shipment of AMD’s products; AMD’s reliance on third-party intellectual property to design and introduce new products; AMD's reliance on third-party companies for design, manufacture and supply of motherboards, software, memory and other computer platform components; AMD's reliance on Microsoft and other software vendors' support to design and develop software to run on AMD’s products; AMD’s reliance on third-party distributors and add-in-board partners; impact of modification or interruption of AMD’s internal business processes and information systems; compatibility of AMD’s products with some or all industry-standard software and hardware; costs related to defective products; failure to maintain an efficient supply chain as customer demand changes; AMD's ability to rely on third party supply-chain logistics functions; AMD’s ability to effectively control sales of its products on the gray market; impact of climate change on AMD’s business; AMD’s ability to realize its deferred tax assets; potential tax liabilities; current and future claims and litigation; impact of environmental laws, conflict minerals related provisions and other laws or regulations; evolving expectations from governments, investors, customers and other stakeholders regarding corporate responsibility matters; issues related to the responsible use of AI; restrictions imposed by agreements governing AMD’s notes, the guarantees of Xilinx’s notes and the revolving credit agreement; AMD’s ability to satisfy financial obligations under guarantees, leases and other commercial commitments; impact of acquisitions, joint ventures and/or investments on AMD’s business and AMD’s ability to integrate acquired businesses; impact of any impairment of the combined company’s assets; political, legal and economic risks and natural disasters; future impairments of technology license purchases; AMD’s ability to attract and retain key employees; and AMD’s stock price volatility, including the potential impact on the fair value of customer warrants and AMD's GAAP earnings. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s most recent reports on Forms 10-K and 10-Q.

(*)	In this earnings press release, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating expenses/revenue percent, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. AMD uses a normalized tax rate in its computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2026, AMD uses a projected non-GAAP tax rate of 13%, which excludes the tax impact of pre-tax non-GAAP adjustments. AMD also provides adjusted EBITDA, free cash flow and free cash flow margin as supplemental non-GAAP measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this earnings press release. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables. The non-GAAP financial measures disclosed in this earnings press release should be viewed in addition to and not as a substitute for or superior to AMD’s reported results prepared in accordance with GAAP and should be read only in conjunction with AMD’s Consolidated Financial Statements prepared in accordance with GAAP. These non-GAAP financial measures referenced are reconciled to their most directly comparable GAAP financial measures in the data tables in this earnings press release. This earnings press release also contains forward-looking non-GAAP gross margin concerning AMD’s financial outlook, which is based on current expectations as of November 3, 2026, and assumptions and beliefs that involve numerous risks and uncertainties. Adjustments to arrive at the GAAP gross margin outlook typically include stock-based compensation, amortization of acquired intangible assets and acquisition-related and other costs. The timing and impact of such adjustments are dependent on future events that are typically uncertain or outside of AMD's control, therefore, a reconciliation to equivalent GAAP measures is not practicable at this time. AMD undertakes no intent or obligation to publicly update or revise its outlook statements as a result of new information, future events or otherwise, except as may be required by law.

©2026 Advanced Micro Devices, Inc. All rights reserved. AMD, the AMD Arrow logo, 3D V-Cache, Alveo, Instinct, EPYC, ROCm, FidelityFX, Helios, Kria, Radeon, Ryzen, Threadripper, Ultrascale+, Versal, Zynq, and combinations thereof, are trademarks of Advanced Micro Devices, Inc.

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Millions except per share amounts and percentages) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 26, 2026	June 27, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Net revenue	$13,377	$11,536	$9,246	$35,166	$24,369
Cost of sales	5,910	5,073	4,206	15,559	12,023
Amortization of acquisition-related intangibles	257	260	260	778	771
Total cost of sales	6,167	5,333	4,466	16,337	12,794
Gross profit	7,210	6,203	4,780	18,829	11,575
Gross margin	54%	54%	52%	54%	47%
Research and development	2,803	2,528	2,139	7,728	5,761
Marketing, general and administrative	1,298	1,401	1,069	3,952	2,946
Amortization of acquisition-related intangibles	277	284	302	851	926
Total operating expenses	4,378	4,213	3,510	12,531	9,633
Operating income	2,832	1,990	1,270	6,298	1,942
Interest expense	(62)	(37)	(37)	(136)	(95)
Other income (expense), net	(902)	598	82	(139)	219
Income from continuing operations before income taxes and equity income	1,868	2,551	1,315	6,023	2,066
Income tax provision (benefit)	(555)	252	153	(65)	(558)
Equity income in investee	5	6	10	17	25
Income from continuing operations, net of tax	2,428	2,305	1,172	6,105	2,649
Income (loss) from discontinued operations, net of tax	—	(8)	71	3	175
Net income	$2,428	$2,297	$1,243	$6,108	$2,824

Earnings per share:
Basic earnings from continuing operations	$1.48	$1.41	$0.72	$3.74	$1.63
Basic earnings from discontinued operations	$—	$(0.01)	$0.04	$—	$0.11
Basic earnings per share	$1.48	$1.40	$0.76	$3.74	$1.74

Diluted earnings from continuing operations	$1.46	$1.39	$0.71	$3.69	$1.62
Diluted earnings from discontinued operations	$—	$(0.01)	$0.04	$—	$0.11
Diluted earnings per share	$1.46	$1.38	$0.75	$3.69	$1.73

Shares used in per share calculation
Basic	1,636	1,632	1,626	1,633	1,623
Diluted	1,661	1,659	1,641	1,657	1,632

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions)

	September 26, 2026	December 27, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,404	$5,539
Short-term investments	8,372	5,013
Accounts receivable, net	9,209	6,315
Inventories	11,463	7,920
Prepaid expenses and other current assets	3,023	2,160
Total current assets	39,471	26,947
Property and equipment, net	3,929	2,312
Goodwill	25,470	25,126
Acquisition-related intangibles, net	15,101	16,705
Deferred tax assets	821	384
Other non-current assets	10,020	5,452
Total Assets	$94,812	$76,926

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,756	$2,929
Accrued liabilities	6,231	5,250
Current portion of long-term debt, net	—	874
Other current liabilities	499	402
Total current liabilities	14,486	9,455
Long-term debt	7,079	2,348
Long-term operating lease liabilities	1,837	625
Deferred tax liabilities	295	313
Other long-term liabilities	2,726	1,186

Stockholders' equity:
Capital stock:
Common stock, par value $0.01	16	17
Additional paid-in capital	61,769	63,365
Treasury stock, at cost	—	(7,079)
Retained earnings	6,720	6,699
Accumulated other comprehensive loss	(116)	(3)
Total stockholders' equity	68,389	62,999
Total Liabilities and Stockholders' Equity	$94,812	$76,926

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Cash flows from operating activities:
Net income	$2,428	$1,243	$6,108	$2,824
(Income) loss from discontinued operations, net of tax	—	(71)	(3)	(175)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	239	192	666	556
Amortization of acquisition-related intangibles	534	562	1,629	1,697
Stock-based compensation	523	419	1,513	1,152
Gains from long-term investments, net	(67)	(25)	(616)	(61)
Non-cash impact of warrants issued to customers, net	1,179	—	1,179	—
Deferred income taxes	(321)	218	(427)	18
Recovery of inventory loss at contract manufacturer	—	(67)	—	(67)
Other	44	25	105	90
Changes in operating assets and liabilities:
Accounts receivable, net	(1,928)	(1,085)	(2,894)	(7)
Inventories	(2,995)	(636)	(3,543)	(1,579)
Prepaid expenses and other assets	(1,070)	118	(2,061)	(259)
Accounts payable	2,313	451	4,483	998
Accrued and other liabilities	323	444	384	(998)
Net cash provided by operating activities of continuing operations	1,202	1,788	6,523	4,189
Net cash provided by operating activities of discontinued operations	—	371	—	920
Net cash provided by operating activities	1,202	2,159	6,523	5,109
Cash flows from investing activities:
Purchases of property and equipment	(648)	(258)	(1,845)	(752)
Purchases of short-term investments	(2,199)	(1,314)	(6,754)	(2,110)
Proceeds from maturity of short-term investments	1,777	299	3,044	982
Proceeds from sale of short-term investments	80	18	366	66
Purchases of long-term investments	(238)	(74)	(1,082)	(432)
Acquisitions, net of cash acquired	—	—	(129)	(1,716)
Other	(15)	—	(15)	—
Net cash used in investing activities of continuing operations	(1,243)	(1,329)	(6,415)	(3,962)
Purchases of property and equipment	—	(8)	—	(30)
Payment for working capital adjustment on divestiture	—	—	(243)	—
Net cash used in investing activities of discontinued operations	—	(8)	(243)	(30)
Net cash used in investing activities	(1,243)	(1,337)	(6,658)	(3,992)
Cash flows from financing activities:
Proceeds from debt and commercial paper issuance, net of issuance costs	4,726	—	4,726	2,441
Repayment of debt and commercial paper	(875)	—	(875)	(950)
Proceeds from sales of common stock through employee equity plans	5	10	210	169
Repurchases of common stock	—	(89)	(221)	(1,316)
Stock repurchases for tax withholding on employee equity plans	(1,495)	(371)	(1,836)	(447)
Other	(13)	—	(21)	—
Net cash provided by (used in) financing activities	2,348	(450)	1,983	(103)
Net increase in cash, cash equivalents and restricted cash	2,307	372	1,848	1,014
Cash, cash equivalents and restricted cash at beginning of period	5,097	4,453	5,556	3,811
Cash, cash equivalents and restricted cash at end of period	$7,404	$4,825	$7,404	$4,825

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$7,404	$4,808	$7,404	$4,808
Restricted cash included in Prepaid expenses and other current assets	—	17	—	17
Cash, cash equivalents and restricted cash at end of period	$7,404	$4,825	$7,404	$4,825

ADVANCED MICRO DEVICES, INC.
SELECTED CORPORATE DATA
(Millions) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 26, 2026	June 27, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Segment and Disaggregated Revenue Information (1)
Net Revenue:
Data Center Segment	$8,546	$6,718	$4,341	$21,039	$11,255
Client and Gaming Segment
Client	2,949	3,062	2,750	8,896	7,543
Gaming	773	779	1,298	2,272	3,067
Total Client and Gaming	3,722	3,841	4,048	11,168	10,610
Embedded Segment	1,109	977	857	2,959	2,504
Total net revenue	$13,377	$11,536	$9,246	$35,166	$24,369

Operating Income (Loss):
Data Center Segment	$2,882	$2,103	$1,074	$6,584	$1,851
Client and Gaming Segment	573	582	867	1,730	2,130
Embedded Segment	453	386	283	1,177	886
All other	(1,076)	(1,081)	(954)	(3,193)	(2,925)
Total operating income	$2,832	$1,990	$1,270	$6,298	$1,942

Other Data
Capital expenditures	$648	$808	$258	$1,845	$752
Adjusted EBITDA (2)	$4,162	$3,315	$2,430	$10,223	$5,470
Cash, cash equivalents and short-term investments	$15,776	$13,111	$7,243	$15,776	$7,243
Free cash flow (3)	$554	$1,558	$1,530	$4,678	$3,437
Total assets	$94,812	$84,464	$76,891	$94,812	$76,891
Total debt	$7,079	$3,226	$3,220	$7,079	$3,220

(1)	The Company operates as three operating segments, Data Center, Client and Gaming, and Embedded segments.

The Data Center segment primarily includes Artificial Intelligence (AI) accelerators, microprocessors (CPUs) for servers, graphics processing units (GPUs), accelerated processing units (APUs), data processing units (DPUs), AI Network Interface Cards (AI NICs), Field Programmable Gate Arrays (FPGAs) and adaptive System-on-Chip (SoC) products for data centers.

The Client and Gaming segment primarily includes CPUs, APUs, chipsets for desktops and notebooks, discrete GPUs, and semi-custom SoC products and development services.

The Embedded segment primarily includes embedded CPUs, APUs, FPGAs, System on Modules (SOMs), and adaptive SoC products.

From time to time, the Company may also sell or license portions of its IP portfolio.

All Other category primarily includes certain expenses and credits that are not allocated to any of the operating segments, such as amortization of acquisition-related intangibles, employee stock-based compensation expense, and acquisition-related and other costs.

(2)	Reconciliation of GAAP Net Income to Adjusted EBITDA

	Three Months Ended			Nine Months Ended
(Millions) (Unaudited)	September 26, 2026	June 27, 2026	September 27, 2025	September 26, 2026	September 27, 2025
GAAP net income	$2,428	$2,297	$1,243	$6,108	$2,824
Interest expense	62	37	37	136	95
Other (income) expense, net	902	(598)	(82)	139	(219)
Income tax provision (benefit)	(555)	252	153	(65)	(558)
Equity income in investee	(5)	(6)	(10)	(17)	(25)
Stock-based compensation	523	503	419	1,513	1,152
Depreciation and amortization	239	221	192	666	556
Amortization of acquisition-related intangibles	534	544	562	1,629	1,697
Acquisition-related and other costs	27	40	42	93	178
Recovery of inventory loss at contract manufacturer	—	—	(67)	—	(67)
Loss contingency on legal matters	7	17	12	24	12
Loss (income) from discontinued operations, net of tax	—	8	(71)	(3)	(175)
Adjusted EBITDA	$4,162	$3,315	$2,430	$10,223	$5,470

The Company presents “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting GAAP net income for interest expense, other (income) expense, net, income tax provision (benefit), equity income in investee, stock-based compensation, depreciation and amortization expense, amortization of acquisition-related intangibles, acquisition-related and other costs, recovery of inventory loss at contract manufacturer, loss contingency on legal matters, and loss (income) from discontinued operations, net of tax. The Company calculates and presents Adjusted EBITDA because management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of net income or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities that can affect cash flows.

(3)	Reconciliation of GAAP Net Cash Provided by Operating Activities of Continuing Operations to Free Cash Flow

	Three Months Ended			Nine Months Ended
(Millions except percentages) (Unaudited)	September 26, 2026	June 27, 2026	September 27, 2025	September 26, 2026	September 27, 2025
GAAP net cash provided by operating activities of continuing operations	$1,202	$2,366	$1,788	$6,523	$4,189
Operating cash flow margin % from continuing operations	9%	21%	19%	19%	17%
Purchases of property and equipment	(648)	(808)	(258)	(1,845)	(752)
Free cash flow	$554	$1,558	$1,530	$4,678	$3,437
Free cash flow margin %	4%	14%	17%	13%	14%

The Company also presents free cash flow as a supplemental Non-GAAP measure of its performance. Free cash flow is determined by adjusting GAAP net cash provided by operating activities of continuing operations for capital expenditures, and free cash flow margin % is free cash flow expressed as a percentage of the Company's net revenue. The Company calculates and communicates free cash flow in the financial earnings press release because management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities.